Exhibit 99.1

Broadcom Inc. Announces First Quarter Fiscal Year 2020 Financial Results, Quarterly Dividend and Updated Guidance

•	Revenue of $5,858 million; GAAP net income of $385 million; Adjusted EBITDA of $3,265 million

•	GAAP diluted EPS of $0.74; Non-GAAP diluted EPS of $5.25

•	$2,214 million of free cash flow from operations, defined as cash from operations of $2,322 million less capital expenditures of $108 million

•	Quarterly common stock dividend of $3.25 per share

•	Providing quarterly guidance, and withdrawing prior annual guidance, in light of uncertainties arising from the effects of COVID-19

•	Second quarter revenue guidance of $5.7 billion plus or minus $150 million

•	Second quarter Adjusted EBITDA guidance of $3,135 million plus or minus $75 million, or 55% of revenue at the midpoint of guidance [1]

SAN JOSE, Calif. – March 12, 2020 – Broadcom Inc. (Nasdaq: AVGO), a global technology leader that designs, develops and supplies semiconductor and infrastructure software solutions, today reported financial results for its first quarter of fiscal year 2020, ended February 2, 2020, announced its quarterly dividend and updated guidance.

“Our first fiscal quarter results were in line with our expectations, with our networking, storage and broadband businesses together growing nicely year over year,” said Hock Tan, President and CEO of Broadcom Inc. “The fundamental semiconductor backdrop has been improving, and we did not see any material impact on our businesses due to COVID-19 in our first quarter. However, visibility in our global markets is lacking and demand uncertainty is intensifying. As a result, we believe it prudent to withdraw our annual guidance until visibility returns to pre COVID-19 levels.”

“We generated over $2.2 billion in free cash flow in the quarter, which represented 9% growth on a year on year basis,” said Tom Krause, CFO of Broadcom Inc. “We ended the first quarter with over $6.4 billion of cash on hand and our cash flow outlook remains healthy. As a result, we are well positioned to continue to support our dividends to stockholders despite the challenging market backdrop.”

[1]	The Company is not readily able to provide a reconciliation of the projected non-GAAP financial information presented to the relevant projected GAAP measure without unreasonable effort.

First Quarter Fiscal Year 2020 Financial Highlights

	GAAP				Non-GAAP
(Dollars in millions, except per share data)	Q1 20	Q1 19	Change		Q1 20	Q1 19	Change
Net revenue	$5,858	$5,789		+1%	$5,858	$5,789		+1%
Net income	$385	$471	-$	86	$2,370	$2,446	-$	76
Earnings per common share - diluted	$0.74	$1.12	-$	0.38	$5.25	$5.55	-$	0.30

(Dollars in millions)	Q1 20	Q1 19	Change
Cash flow from operations	$2,322	$2,132	+$	190
Adjusted EBITDA	$3,265	$3,236	+$	29
Free cash flow	$2,214	$2,033	+$	181

Net revenue by segment
(Dollars in millions)	Q1 20		Q1 19		Change
Semiconductor solutions	$4,191	72%	$4,386	76%	-4%
Infrastructure software	1,667	28	1,403	24	+19%

Total net revenue	$5,858	100%	$5,789	100%

The Company’s cash and cash equivalents at the end of the first fiscal quarter were $6,444 million, compared to $5,055 million at the end of the prior quarter.

During the first fiscal quarter, the Company generated $2,322 million in cash from operations and spent $108 million on capital expenditures.

On December 31, 2019, the Company paid a cash dividend of $3.25 per share of common stock, totaling $1,297 million and a cash dividend of $20.00 per share of mandatory convertible preferred stock, totaling $75 million.

The differences between the Company’s GAAP and non-GAAP results are described generally under “Non-GAAP Financial Measures” below, and presented in detail in the financial reconciliation tables attached to this release.

Second Quarter Fiscal Year 2020 Business Outlook

In light of the uncertainties in the global business environment arising from the effects of COVID-19, the Company is withdrawing its prior annual guidance for fiscal year 2020, and providing guidance for its second fiscal quarter.

Based on current business trends and conditions, the outlook for the second quarter of fiscal year 2020, ending May 3, 2020, including contributions from the Symantec enterprise security business, is expected to be as follows:

•	Second quarter revenue guidance of $5.7 billion plus or minus $150 million

•	Second quarter Adjusted EBITDA of $3,135 million plus or minus $75 million, or 55% of revenue at the midpoint of guidance [1]

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. The Company is not readily able to provide a reconciliation of projected Adjusted EBITDA to projected net income without unreasonable effort. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Quarterly Dividends

The Company’s Board of Directors has approved a quarterly cash dividend on its common stock of $3.25 per share. The common stock dividend is payable on March 31, 2020 to common stockholders of record at the close of business (5:00 p.m. Eastern Time) on March 23, 2020.

The Company’s Board of Directors also approved a quarterly cash dividend on its 8.00% Mandatory Convertible Preferred Stock, Series A, of $20.00 per share. This dividend is payable on March 31, 2020 to preferred stockholders of record at the close of business (5:00 p.m. Eastern Time) on March 15, 2020.

Financial Results Conference Call

Broadcom Inc. will host a conference call to review its financial results for the first quarter of fiscal year 2020, ended February 2, 2020, and to discuss the business outlook, today at 2:00 p.m. Pacific Time. Those wishing to access the call should dial (866) 310-8712; International +1 (720) 634-2946. The passcode is 5272427. A replay of the call will be accessible for one week after the call. To access the replay dial (855) 859-2056; International +1 (404) 537-3406; and reference the passcode: 5272427. A webcast of the conference call will also be available in the “Investors” section of Broadcom’s website at www.broadcom.com.

Basis of Presentation

The Company’s financial results include contributions from the Symantec enterprise security business’ continuing operations starting in the first quarter of fiscal year 2020. The financial results from businesses that have been classified as discontinued operations in the Company’s financial statements are not included in the results presented above, unless otherwise stated.

Non-GAAP Financial Measures

In addition to GAAP reporting, Broadcom provides investors with net revenue, net income, operating income, gross margin, operating expenses, cash flow and other data on a non-GAAP basis. This non-GAAP information excludes amortization of acquisition-related intangible assets, stock-based compensation expense, restructuring, impairment and disposal charges, acquisition-related costs, including integration costs, purchase accounting effect on inventory, litigation settlements, debt-related costs, gains (losses) on investments, income (loss) from discontinued operations and non-GAAP tax reconciling adjustments. Management does not believe that these items are reflective of the Company’s underlying performance. Internally, these non-GAAP measures are significant measures used by management for purposes of evaluating the core operating performance of the Company, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to the Company’s operations, and benchmarking performance externally against the Company’s competitors. The exclusion of these and other similar items from Broadcom’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Free cash flow measures have limitations as they omit certain components of the overall cash flow statement and do not represent the residual cash flow available for discretionary expenditures. Investors should not consider presentation of free cash flow measures as implying that stockholders have any right to such cash. Broadcom’s free cash flow may not be calculated in a manner comparable to similarly named measures used by other companies.

Broadcom believes this non-GAAP financial information provides additional insight into the Company’s on-going performance. Therefore, Broadcom provides this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.

About Broadcom Inc.

Broadcom Inc., (NASDAQ: AVGO), a Delaware corporation headquartered in San Jose, CA, is a global technology leader that designs, develops and supplies a broad range of semiconductor and infrastructure software solutions. Broadcom’s category-leading product portfolio serves critical markets including data center, networking, enterprise software, broadband, wireless, storage and industrial. Our solutions include data center networking and storage, enterprise, mainframe and cyber security software focused on automation, monitoring and security, smartphone components, telecoms and factory automation. For more information, go to www.broadcom.com.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Broadcom. These statements include, but are not limited to, statements that address our expected future business and financial performance and other statements identified by words such as “will”, “expect”, “believe”, “anticipate”, “estimate”, “should”, “intend”, “plan”, “potential”, “predict” “project”, “aim”, and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Broadcom, as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside the Company’s and management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.

Particular uncertainties that could materially affect future results include risks associated with: our acquisition of Symantec Corporation’s Enterprise Security business (“Symantec Business”), including (1) potential difficulties in employee retention, (2) unexpected costs, charges or expenses, and (3) our ability to successfully integrate the Symantec Business and achieve the anticipated benefits of the transaction; any loss of our significant customers and fluctuations in the timing and volume of significant customer demand; our dependence on contract manufacturing and outsourced supply chain; our dependency on a limited number of suppliers; global economic conditions and concerns; international political and economic conditions; any acquisitions we may make, such as delays, challenges and expenses associated with receiving governmental and regulatory approvals and satisfying other closing conditions, and with integrating acquired businesses with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected by such acquisitions, including our recent acquisition of the Symantec Business; government regulations and trade restrictions; our significant indebtedness and the need to generate sufficient cash flows to service and repay such debt; dependence on and risks associated with distributors and resellers of our products; dependence on senior management and our ability to attract and retain qualified personnel; involvement in legal or administrative proceedings; quarterly and annual fluctuations in operating results; our ability to accurately estimate customers’ demand and adjust our manufacturing and supply chain accordingly; cyclicality in the semiconductor industry or in our target markets; our competitive performance and ability to continue achieving design wins with our customers, as well as the timing of any design wins; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities, warehouses or other significant operations; our ability to improve our manufacturing efficiency and quality; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; compatibility of our software products with operating environments, platforms or third-party products; our ability to enter into satisfactory software license agreements; sales to our government clients; availability of third party software used in our products; use of open source code sources in our products; any expenses or reputational damage associated with resolving customer product warranty and indemnification claims; market acceptance of the end products into which our products are designed; our ability to sell to new types of customers and to keep pace with technological advances; our compliance with privacy and data security laws; our ability to protect against a breach of security systems; changes in accounting standards; fluctuations in foreign exchange rates; our provision for income taxes and overall cash tax costs, legislation that may impact our overall cash tax costs and our ability to maintain tax concessions in certain jurisdictions; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. Many of the foregoing risks and uncertainties are, and will be, exacerbated by the COVID-19 pandemic and any worsening of the global business and economic environment as a result.

Our filings with the SEC, which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. Actual results may vary from the estimates provided. We undertake no intent or obligation to publicly update or revise any of the estimates and other forward-looking statements made in this announcement, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Broadcom Inc.

Beatrice F. Russotto

Investor Relations

408-433-8000

investor.relations@broadcom.com

BROADCOM INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended
	February 2,	November 3,	February 3,
	2020	2019	2019
Net revenue	$5,858	$5,776	$5,789
Cost of revenue:
Cost of revenue	1,636	1,788	1,692
Amortization of acquisition-related intangible assets	950	827	833
Restructuring charges	8	9	56

Total cost of revenue	2,594	2,624	2,581

Gross margin	3,264	3,152	3,208
Research and development	1,289	1,177	1,133
Selling, general and administrative	601	409	471
Amortization of acquisition-related intangible assets	603	474	476
Restructuring, impairment and disposal charges	57	38	573

Total operating expenses	2,550	2,098	2,653

Operating income	714	1,054	555
Interest expense	(406)	(361)	(345)
Other income (expense), net	(4)	54	68

Income from continuing operations before income taxes	304	747	278
Benefit from income taxes	(76)	(100)	(203)

Income from continuing operations	380	847	481
Income (loss) from discontinued operations, net of income taxes	5	—	(10)

Net income	385	847	471
Dividends on preferred stock (1)	74	29	—

Net income attributable to common stock	$311	$818	$471

Basic income per share attributable to common stock:
Income per share from continuing operations	$0.77	$2.06	$1.20
Income (loss) per share from discontinued operations	0.01	—	(0.03)

Net income per share	$0.78	$2.06	$1.17

Diluted income per share attributable to common stock (2):
Income per share from continuing operations	$0.73	$1.97	$1.15
Income (loss) per share from discontinued operations	0.01	—	(0.03)

Net income per share	$0.74	$1.97	$1.12

Weighted-average shares used in per share calculations:
Basic	398	397	401
Diluted	420	416	419
Stock-based compensation expense included in continuing operations:
Cost of revenue	$43	$41	$34
Research and development	391	394	311
Selling, general and administrative	111	109	120

Total stock-based compensation expense	$545	$544	$465

(1)

For the fiscal quarters ended February 2, 2020 and November 3, 2019, net income attributable to common stock excludes dividends on Mandatory Convertible Preferred Stock issued during the fiscal quarter ended November 3, 2019.

(2)

For the fiscal quarters ended February 2, 2020 and November 3, 2019, diluted income per share excluded the potentially dilutive effect of Mandatory Convertible Preferred Stock as the impact was antidilutive.

BROADCOM INC.

FINANCIAL RECONCILIATION: GAAP TO NON-GAAP - UNAUDITED

(IN MILLIONS)

	Fiscal Quarter Ended
	February 2,	November 3,	February 3,
	2020	2019	2019
Gross margin on GAAP basis	$3,264	$3,152	$3,208
Purchase accounting effect on inventory	11	—	—
Amortization of acquisition-related intangible assets	950	827	833
Stock-based compensation expense	43	41	34
Restructuring charges	8	9	56
Acquisition-related costs	1	6	2

Gross margin on non-GAAP basis	$4,277	$4,035	$4,133

Research and development on GAAP basis	$1,289	$1,177	$1,133
Stock-based compensation expense	391	394	311
Acquisition-related costs	7	1	2

Research and development on non-GAAP basis	$891	$782	$820

Selling, general and administrative expense on GAAP basis	$601	$409	$471
Stock-based compensation expense	111	109	120
Acquisition-related costs	175	65	90
Litigation settlements	13	—	—

Selling, general and administrative expense on non-GAAP basis	$302	$235	$261

Total operating expenses on GAAP basis	$2,550	$2,098	$2,653
Amortization of acquisition-related intangible assets	603	474	476
Stock-based compensation expense	502	503	431
Restructuring, impairment and disposal charges	57	38	573
Litigation settlements	13	—	—
Acquisition-related costs	182	66	92

Total operating expenses on non-GAAP basis	$1,193	$1,017	$1,081

Operating income on GAAP basis	$714	$1,054	$555
Purchase accounting effect on inventory	11	—	—
Amortization of acquisition-related intangible assets	1,553	1,301	1,309
Stock-based compensation expense	545	544	465
Restructuring, impairment and disposal charges	65	47	629
Litigation settlements	13	—	—
Acquisition-related costs	183	72	94

Operating income on non-GAAP basis	$3,084	$3,018	$3,052

Interest expense on GAAP basis	$(406)	$(361)	$(345)
Debt-related costs	5	26	—

Interest expense on non-GAAP basis	$(401)	$(335)	$(345)

Other income (expense), net on GAAP basis	$(4)	$54	$68
(Gains) losses on investments	18	(50)	(27)
Acquisition-related - non-operating contract fair value adjustment amortization	(4)	—	—

Other income, net on non-GAAP basis	$10	$4	$41

Income from continuing operations before income taxes on GAAP basis	$304	$747	$278
Purchase accounting effect on inventory	11	—	—
Amortization of acquisition-related intangible assets	1,553	1,301	1,309
Stock-based compensation expense	545	544	465
Restructuring, impairment and disposal charges	65	47	629
Litigation settlements	13	—	—
Acquisition-related costs, net	179	72	94
Debt-related costs	5	26	—
(Gains) losses on investments	18	(50)	(27)

Income before income taxes on non-GAAP basis	$2,693	$2,687	$2,748

Benefit from income taxes on GAAP basis	$(76)	$(100)	$(203)
Non-GAAP tax reconciling adjustments	399	396	505

Provision for income taxes on non-GAAP basis	$323	$296	$302

Net income on GAAP basis	$385	$847	$471
Purchase accounting effect on inventory	11	—	—
Amortization of acquisition-related intangible assets	1,553	1,301	1,309
Stock-based compensation expense	545	544	465
Restructuring, impairment and disposal charges	65	47	629
Litigation settlements	13	—	—
Acquisition-related costs, net	179	72	94
Debt-related costs	5	26	—
(Gains) losses on investments	18	(50)	(27)
Non-GAAP tax reconciling adjustments	(399)	(396)	(505)
Discontinued operations, net of income taxes	(5)	—	10

Net income on non-GAAP basis	$2,370	$2,391	$2,446

Weighted-average shares used in per share calculations - diluted on GAAP basis	420	416	419
Non-GAAP adjustment (1)	31	28	22

Weighted-average shares used in per share calculations - diluted on non-GAAP basis	451	444	441

Net income on non-GAAP basis	$2,370	$2,391	$2,446
Interest expense on non-GAAP basis	401	335	345
Provision for income taxes on non-GAAP basis	323	296	302
Depreciation	146	143	143
Amortization on non-GAAP basis	25	—	—

Adjusted EBITDA	$3,265	$3,165	$3,236

Net cash provided by operating activities	$2,322	$2,479	$2,132
Purchases of property, plant and equipment	(108)	(96)	(99)

Free cash flow	$2,214	$2,383	$2,033

(1)

Non-GAAP adjustment for the number of shares used in the diluted per share calculations excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method. For the fiscal quarters ended February 2, 2020 and November 3, 2019, non-GAAP adjustment included the impact of Mandatory Convertible Preferred Stock that was antidilutive on a GAAP basis.

BROADCOM INC.

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(IN MILLIONS)

	February 2, 2020	November 3, 2019
ASSETS
Current assets:
Cash and cash equivalents	$6,444	$5,055
Trade accounts receivable, net	3,651	3,259
Inventory	944	874
Other current assets	1,070	729

Total current assets	12,109	9,917
Long-term assets:
Property, plant and equipment, net	2,616	2,565
Goodwill	43,472	36,714
Intangible assets, net	21,465	17,554
Other long-term assets	1,344	743

Total assets	$81,006	$67,493

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$985	$855
Employee compensation and benefits	435	641
Current portion of long-term debt	2,311	2,787
Other current liabilities	4,008	2,616

Total current liabilities	7,739	6,899
Long-term liabilities:
Long-term debt	42,407	30,011
Other long-term liabilities	6,464	5,613

Total liabilities	56,610	42,523

Preferred stock dividend obligation	28	29
Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	24,500	25,081
Retained earnings	—	—
Accumulated other comprehensive loss	(132)	(140)

Total stockholders’ equity	24,368	24,941

Total liabilities and equity	$81,006	$67,493

BROADCOM INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(IN MILLIONS)

	Fiscal Quarter Ended
	February 2,	November 3,	February 3,
	2020	2019	2019
Cash flows from operating activities:
Net income	$385	$847	$471
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible and right-of-use assets	1,582	1,309	1,316
Depreciation	146	143	143
Stock-based compensation	545	544	465
Deferred taxes and other non-cash taxes	(72)	(226)	(379)
Non-cash restructuring, impairment and disposal charges	11	20	92
Non-cash interest expense	35	40	13
Other	19	(44)	(21)
Changes in assets and liabilities, net of acquisitions and disposals:
Trade accounts receivable, net	(392)	285	68
Inventory	40	217	50
Accounts payable	117	(147)	(169)
Employee compensation and benefits	(217)	66	(458)
Other current assets and current liabilities	346	(398)	506
Other long-term assets and long-term liabilities	(223)	(177)	35

Net cash provided by operating activities	2,322	2,479	2,132

Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(10,870)	—	(16,027)
Proceeds from sale of business	—	—	957
Purchases of property, plant and equipment	(108)	(96)	(99)
Proceeds from disposals of property, plant and equipment	—	6	—
Other	(9)	2	(24)

Net cash used in investing activities	(10,987)	(88)	(15,193)

Cash flows from financing activities:
Proceeds from long-term borrowings	15,381	—	17,896
Repayment of debt	(4,537)	(4,800)	—
Other borrowings, net	718	(104)	531
Payments of dividends	(1,372)	(1,054)	(1,067)
Repurchases of common stock - repurchase program	—	(433)	(3,436)
Shares repurchased for tax withholdings on vesting of equity awards	(169)	(154)	(77)
Issuance of preferred stock, net	—	3,679	—
Issuance of common stock	37	59	62
Other	(4)	9	(47)

Net cash provided by (used in) financing activities	10,054	(2,798)	13,862

Net change in cash and cash equivalents	1,389	(407)	801
Cash and cash equivalents at the beginning of period	5,055	5,462	4,292

Cash and cash equivalents at end of period	$6,444	$5,055	$5,093

Supplemental disclosure of cash flow information:
Cash paid for interest	$381	$307	$423
Cash paid for income taxes	$131	$123	$95